UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

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GREENS WORLDWIDE INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona (State or other jurisdiction of incorporation)	000-25025 (Commission File Number)	86-0718104 (I.R.S. Employer Identification No.)
346 Woodland Church Road Hertford, North Carolina (Address of principal executive offices)	27944 (Zip Code)

Registrant’s telephone number, including area code: 252-264-2064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2006, Greens Worldwide Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”), dated as of October 17, 2006, by and among the Company, Shelter Island Opportunity Fund, LLC (“Shelter Island”) and Topwater Investment Management LLC (“Topwater”). The transactions contemplated by the Agreement resulted in a new funding of $1,250,000 into the Company. The Company completed these transactions on October 19, 2006.

The Agreement provided for the sale by the Company to Shelter Island and Topwater of secured term notes with an aggregate face amount of $1,375,000 for an aggregate purchase price of $1,250,000. The Company issued a term note with a face amount of $825,000 to Shelter Island and a term note with a face amount of $550,000 to Topwater. Each term note bears interest monthly at a rate that is the greater of 12% or the prime interest rate plus 4%. Interest is payable monthly, and all principal and accrued and unpaid interest amounts are due on April 17, 2007. The Company has the option to prepay the amounts due under the notes.

In addition, the Agreement provided for the issuance by the Company of common stock purchase warrants with respect to 650,000 shares of the Company’s common stock. The Company issued warrants with respect to 390,000 shares to Shelter Island and warrants with respect to a total of 260,000 shares to Topwater. The Company also issued warrants with respect to a total of 162,500 shares to two separate parties who arranged the financing. Each warrant permits its holder to acquire shares of the Company’s common stock at an exercise price of the lesser of $0.01 per share or $500.00 in the aggregate at any time through October 17, 2011. The 812,500 shares to be potentially issued pursuant to the warrants, in the aggregate, equals approximately 3.6% of the number of outstanding shares of the Company’s common stock on October 19, 2006.

The Agreement provided further for the Company’s reimbursement of up to $20,000 of the expenses of Shelter Island and Topwater in connection with these transactions.

As a condition to entering into the Agreement, the Company agreed to cause its controlling shareholders, management and directors to agree to not sell their shares of the Company’s common stock from the date of the first effective registration statement relating to the Company’s securities as declared effective by the Securities and Exchange Commission until a period of time following the effective date, which period will be determined by the parties by November 18, 2006. In addition, the Company’s subsidiaries guaranteed the term notes and entered into a security agreement that granted Shelter Island and Topwater a general security interest in the assets and other properties of the Company and its subsidiaries. The Company also granted them a security interest in the shares of stock of each of the Company's subsidiaries. The Company also entered into a subordination agreement with its current senior lenders in order to subordinate their interests in all members’ tour card fees, membership fees and tournament entry fees to be received by the Company to the interests of Shelter Island and Topwater.

The full text of the Agreement will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENS WORLDWIDE INCORPORATED

Date:	October 25, 2006	By: /s/R. Thomas Kidd
R. Thomas Kidd
President and Chief Executive Officer